   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1996

                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                        GENERAL GROWTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                       42-1283895
      (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

           55 WEST MONROE STREET, SUITE 3100, CHICAGO, ILLINOIS 60603
              (Address of Principal Executive Offices) (Zip Code)

                     GENERAL GROWTH MANAGEMENT SAVINGS PLAN
                            (Full title of the plan)

                          MARSHALL E. EISENBERG, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                                   SUITE 2200
                            CHICAGO, ILLINOIS 60602
                    (Name and address of agent for service)

                                  312/269-8000
         (Telephone number, including area code, of agent for service)
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

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                                                   PROPOSED MAXIMUM PROPOSED MAXIMUM
    TITLE OF SECURITIES           AMOUNT TO BE         OFFERING       AGGREGATE       AMOUNT OF
      TO BE REGISTERED             REGISTERED      PRICE PER SHARE  OFFERING PRICE REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------
Common Stock, par value $.10
  per share                    500,000 Shares (1)        N/A       $12,593,750 (2)  $4,342.68 (2)

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1.   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.

2. Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) based on the average of the high and low prices of the Company's Common Stock reported on the New York Stock Exchange composite tape on August 27, 1996.

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

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by General Growth Properties, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (b) All other reports that the Company has filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995;

          (c) The description of the Company's common stock, par value $.10 per share (the "Common Stock") set forth under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A (No. 1-11656) filed under the Exchange Act; and

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Marshall E. Eisenberg, the Secretary of the Company, is a partner in the law firm of Neal, Gerber & Eisenberg, which firm performs legal services for the Company on a regular basis. Additionally, certain partners of, and attorneys associated with, Neal, Gerber & Eisenberg beneficially own shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of Delaware, as amended (the "DGCL"), provides for indemnification by the Company of its directors and officers. In addition, the Amended and Restated Certificate of Incorporation, as amended and Bylaws, as amended of the Company require the Company to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. The Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Exhibit Index on page 5.

ITEM 9.  UNDERTAKINGS.

     The undersigned hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the DGCL, the Amended and Restated Certificate of Incorporation of the Company, the Bylaws of the Company or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 28, 1996.

                                    GENERAL GROWTH PROPERTIES, INC.
                                    (Registrant)
                                                   MATTHEW BUCKSBAUM
                                    By:

                                                   Matthew Bucksbaum
                                        Chairman of the Board and Chief
                                    Executive Officer

     We, the undersigned officers and directors of General Growth Properties, Inc., hereby severally constitute Matthew Bucksbaum, Robert Michaels and Bernard Freibaum, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally to do all such things in our name and behalf in such capacities to enable General Growth Properties, Inc. to comply with the applicable provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on August 28, 1996, by the following persons in the capacities indicated:

              SIGNATURE                                        TITLE
- -------------------------------------  ------------------------------------------------------
        /s/ MATTHEW BUCKSBAUM          Chairman of the Board, Chief Executive Officer and
- -------------------------------------  Director (Principal Executive Officer)
          Matthew Bucksbaum
         s/s ROBERT MICHAELS           President and Director
- -------------------------------------
           Robert Michaels
         s/s JOHN BUCKSBAUM            Executive Vice President and Director
- -------------------------------------
           John Bucksbaum
        s/s BERNARD FREIBAUM           Executive Vice President and Chief Financial Officer
- -------------------------------------  (Principal Financial and Accounting Officer)
          Bernard Freibaum

          /s/ ANTHONY DOWNS            Director
- -------------------------------------
            Anthony Downs
                                       Director
- -------------------------------------
             Morris Mark
                                       Director
- -------------------------------------
            Beth Stewart
          s/s A. LORNE WEIL            Director
- -------------------------------------
            A. Lorne Weil

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 29, 1996.

                                    GENERAL GROWTH MANAGEMENT SAVINGS PLAN (THE
                                    PLAN)

                                    NORWEST BANK MINNESOTA
                                    NATIONAL ASSOCIATION.  TRUSTEE

                                    By:  G.S. Scalia, V.P.

                                         Trustee

                                 EXHIBIT INDEX

                                                                                          FORM OF
    EXHIBIT NUMBER                         DESCRIPTION OF DOCUMENT                        FILING
    --------------     ---------------------------------------------------------------    -------
               4       General Growth Management
                       Savings Plan...................................................
               5       Internal Revenue Service Determination
                       Letter dated October 26, 1994..................................
              23.1     Consent of Coopers & Lybrand, L.L.P............................
              23.2     Consent of Deloitte & Touche LLP...............................
              23.3     Consent of Deloitte & Touche LLP...............................
              24       Powers of Attorney
                       (included in signature pages)..................................

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